PRICE WATERHOUSE
                                 BP America Building
                            200 Public Square, 27th Floor
                              Cleveland, Ohio 44114-2301
                                    (216) 781-3700




          To the Board of Directors and Shareholders of Associated Estates Realty Corporation

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1997, which appears on page 25 of the 1996 Annual Report to Shareholders of Associated Estates Realty Corporation, which is incorporated by reference in Associated Estates Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule dated February 19, 1997, which appears on page S-1 of such annual report on Form 10-K.


          /s/ Price Waterhouse LLP
          ------------------------
          Price Waterhouse LLP


          Cleveland, Ohio
          May 16, 1997